Exhibit (a)(1)(E)

THIS IS NOT A LETTER OF TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF EXCHANGEABLE LIMITED PARTNERSHIP UNITS OF

BROOKFIELD OFFICE PROPERTIES EXCHANGE LP

ON AN AS EXCHANGED BASIS

Pursuant to the Offer to Purchase by Brookfield Property Partners L.P. Dated July 6, 2020

THE OFFER EXPIRES AT 5:00 P.M. (EASTERN TIME) ON AUGUST 28, 2020

UNLESS THE OFFER IS TERMINATED, EXTENDED OR VARIED.

In accordance with the terms of the exchangeable limited partnership units (the “Exchange LP Units”) of Brookfield Office Properties Exchange LP (“Exchange LP”), the holders of Exchange LP Units (“Exchange LP Unitholders”) are permitted to participate in the Offer by tendering their Exchange LP Units on an as exchanged basis. Exchange LP Unitholders tendering their Exchange LP Units on an as exchanged basis are deemed to have requested that a sufficient number of such holder’s Exchange LP Units be exchanged as of the Expiration Time (as defined in the Offer to Purchase) for the number of underlying limited partnership units (the “Units”) of Brookfield Property Partners L.P. (“BPY”) to be purchased under the Offer, unless a notice of withdrawal in writing is received by AST Trust Company (Canada) (the “Depositary”) at the place of deposit of the relevant Exchange LP Units by the dates specified under “Withdrawal Rights” of the accompanying issuer bid circular (the “Circular”). In respect of Exchange LP Units that are tendered in the Offer on an as exchanged basis, BPY will return all Exchange LP Units in respect of which underlying Units (that would have been issued upon a conversion as of the Expiration Date of the Offer) are not purchased under the Offer, including Units not purchased because of pro-ration. The consideration payable to the Exchange LP Unitholders deposited on an as exchanged basis will be determined on the basis of the number of underlying Units that are issued upon the conversion of such Exchange LP Units as of the Expiration Time of the Offer and purchased under the Offer. See “Offer to Purchase – The Offer” of the accompanying Offer to Purchase. Alternatively, holders of Exchange LP Units can also participate in the Offer by exchanging all or part of their Exchange LP Units prior to the Expiration Time and subsequently depositing the underlying Units in the Offer.

As set forth in the Offer to Purchase, this Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to tender Exchange LP Units of Exchange LP on an as exchanged basis pursuant to the Offer if certificates for these Exchange LP Units are not immediately available or time will not permit all documents required by the Letter of Transmittal (as defined below) to reach the Depositary by the Expiration Time. This Notice of Guaranteed Delivery may be hand delivered, couriered, mailed or transmitted by electronic transmission to the office of the Depositary set forth below.

TO:	Brookfield Property Partners L.P. and Brookfield Office Properties Exchange LP
AND TO:	AST Trust Company (Canada), as depositary

Offices of the Depositary, AST Trust Company (Canada), as depositary, for this Offer:

By Mail (Except Registered Mail) AST Trust Company (Canada) P.O. Box 1036 Adelaide Street Postal Station Toronto, Ontario M5C 2K4 Attention: Corporate Actions	By Registered Mail, Hand or Courier AST Trust Company (Canada) 1 Toronto Street Suite 1200 Toronto, Ontario M5C 2V6 Attention: Corporate Actions	By Electronic Transmission GD CorporateActions@astfinancial.com

Delivery of this Notice of Guaranteed Delivery to an address, or transmission of this Notice of Guaranteed Delivery to an e-mail address, other than as set forth above, does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below), such signature must appear in Box I – “Signature Guarantee” in the Letter of Transmittal. The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used and not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Offer to Purchase that accompanies this Notice of Guaranteed Delivery. In the case of any inconsistency between the terms of this Notice of Guaranteed Delivery and the Offer to Purchase, the terms of the Offer to Purchase shall prevail.

The undersigned hereby tenders to BPY, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 6, 2020 (the “Offer to Purchase”), the Circular included therein, the related letter of transmittal (the “Letter of Transmittal”) and this notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) (which together constitute the “Offer”), receipt of which is hereby acknowledged, the number of Exchange LP Units on an as exchanged basis indicated below pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase under “Procedure for Tendering Units”. The undersigned agrees that the tender information specified in this Notice of Guaranteed Delivery will, in all circumstances, take precedence over the tender information that is specified in the related Letter of Transmittal that is subsequently deposited.

Certificate Number(s)	Number of Exchange LP Units	Name & Address of Exchange LP Unitholder (please print)

DO NOT SEND EXCHANGE LP UNIT CERTIFICATES WITH THIS FORM

The Eligible Institution which completes this Notice of Guaranteed Delivery must send the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Exchange LP Units to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Dated:	Telephone (Business Hours):	Signature:
( )

GUARANTEE (Not to be used for signature guarantees)

The undersigned, a Canadian Schedule I chartered bank, a Canadian trust company, a member firm of a recognized stock exchange in Canada or a U.S. financial institution (including most U.S. banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion Signature Program (MSP) or the Stock Exchanges Medallion Program (SEMP) (each such entity, an “Eligible Institution”), guarantees to deliver to the Depositary, at its address set forth above, the certificate(s) representing the Units tendered hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed photocopy thereof) and any other required documents, on or before 5:00 p.m., Eastern time, on or before the second Trading Day after the Expiration Time. As used herein, a “Trading Day” means a day on which trading occurs on the Toronto Stock Exchange and the Nasdaq Stock Market.

Name of Firm:	Authorized Signature:
Address of Firm:	Name:
(Please type or print)
(Postal Code or Zip Code)	Title:

Area Code and Telephone No.:	Dated: